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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
33-83676, 33-95766, and 333-40316 of Columbia Banking System, Inc. and subsidiary on Form S-8 of our report dated March 23, 2001, appearing in this Annual Report on Form 10-K of Columbia Banking System, Inc. and subsidiary for the year ended December 31, 2001.





/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 25, 2002